UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2009 (July 23, 2009)

PHAR-MOR, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-27050	25-1466309
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Federal Plaza West, Youngstown, Ohio	44501-0400
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 330-746-6641

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure

As previously reported, on September 24, 2001 Phar-Mor, Inc. (the “Company”) filed voluntary petitions for bankruptcy protection, on behalf of itself and its eight operating subsidiaries, under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Ohio (Case Nos. B-01-4-4007 through B-01-4-4015).

On March 13, 2003, the United States Bankruptcy Court entered an Order Confirming First Amended Joint Plan of Liquidation (the “Order”) proposed jointly by the Debtors (Phar-Mor, Inc. and its named affiliates and subsidiaries) and its Official Committee of Unsecured Creditors.

The Order, among other things, approves the distribution of funds to certain classes of creditors as set forth in such Plan and provides for a Plan Effective Date of March 28, 2003. The Company paid certain administrative claims in full on March 31, 2003 along with payment of certain agreed unsecured claims in the form of an initial distribution of seven percent (7%) of the agreed amount of the unsecured claim. The Company made additional distributions of seven percent (7%), five percent (5%), three percent (3%) and three percent (3%), respectively, of the agreed amount of unsecured claims in October 2003, April 2004, October 2004 and April 2005 and continues to pay claims as they are settled in accordance with the Plan.

Attached to this report is a copy of the Transmittal of Quarterly Post Confirmation Report with Certification for the quarter ended June 27, 2009 as filed with the U.S. Bankruptcy Court.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 Transmittal of Quarterly Post Confirmation Report with Certification for the Quarter Ended June 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PHAR-MOR, INC.

Dated: July 23, 2009

By: /s/ John R. Ficarro
John R. Ficarro
Chief Administrative Officer

By: /s/ Martin S. Seekely
Martin S. Seekely
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1 Transmittal of Quarterly Post Confirmation Report with Certification for the Quarter Ended June 27, 2009.